Notice of Grant of Stock Options			Columbia Laboratories, Inc.
and Option Agreement			ID: 59-2758596
354 Eisenhower Parkway
Plaza 1 Second Floor
Livingston, NJ 07039

Name			Option Number:
Street Address			Plan:
City, State Zip Code			ID:

Effective ____________, you have been granted a(n) Non-Qualified (Incentive) Stock Option to buy _________ shares of Columbia Laboratories, Inc. (the "Company") stock at $_______ per share.

The total option price of the shares granted is $______________.

Shares in each period will become fully vested on the date.

Vest
	Shares	Vest Type	(except as provided above)	Expiration

On Vest Date
On Vest Date
On Vest Date
On Vest Date

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which are attached and made a part of this document.

Columbia Laboratories, Inc.			Date

Name			Date